                                   EXHIBIT 21
                       SUBSIDIARIES OF CHEMED CORPORATION


            The following is a list of subsidiaries of the Company as of December 31, 1993. Other subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name. The percentage given for each company represents the percentage of voting securities of such company owned by the Company or, where indicated, subsidiaries of the Company as at December 31, 1993.

            All of the majority owned companies listed below are included in the consolidated financial statements as of December 31, 1993. All 20% to 50%-owned companies listed below are included in the consolidated financial statements on an equity basis, except as noted below.


     Amira Services, Inc. (Florida, 100% by Convenient Home Services, Inc.) Cardinal Paper Company (Oklahoma, 100% by Century Papers, Inc.)
     Century Papers, Inc. (Texas, 100% by National Sanitary Supply Company) Convenient Home Services, Inc. (Florida, 70% by Roto-Rooter, Inc. and
           30% by Chemed)
     Encore Service Systems, Inc. (Florida, 100% by Convenient Home Services,
           Inc.)
     Encore Maintenance and Management, Inc. (Florida, 100% by Encore Service
           Systems, Inc.)
     Jet Resource, Inc. (Delaware, 100%)
     National Sanitary Supply Company (Delaware, 88%)
     National Sanitary Supply Development, Inc. (Delaware, 100% by National
           Sanitary Supply Company)
     Nurotoco of Massachusetts, Inc. (Massachusetts, 100% by Roto-Rooter
           Services Company)
     Nurotoco of New Jersey, Inc. (Delaware, 80% by Roto-Rooter Services
           Company)
     OCR Holding Company (Nevada, 100%)
     Omnia, Inc. (Delaware, 100% by Chemed Corporation)
     Omnicare, Inc. (Delaware, 27% by OCR Holding Company)
     Roto-Rooter Corporation (Iowa, 100% by Roto-Rooter, Inc.)
     Roto-Rooter Development Company (Delaware, 100% by Roto-Rooter Corporation) Roto-Rooter, Inc. (Delaware, 60%)
     Roto-Rooter Management Company (Delaware, 100% by Roto-Rooter, Inc.) Roto-Rooter Services Company (Iowa, 100% by Roto-Rooter, Inc.)
     RR Plumbing Services Corporation (New York, 49% by Roto-Rooter Services
           Company; included within the consolidated financial statements as a consolidated subsidiary)
     Tidi Products, Inc. (Delaware, 100% by OCR Holding Company)
     Unidisco, Inc. (Delaware, 100% by OCR Holding Company)
     The Veratex Corporation (Delaware, 100% by OCR Holding Company)